UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2009

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(678) 808-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement;

(a)	On March 26, 2009 Transcend Services, Inc (“Transcend”) entered into a definitive agreement to purchase certain domestic medical transcription assets of Transcription Relief Services, LLC (“TRS”), a medical transcription company based in Greensboro, North Carolina. The transaction is expected to close on or about April 1, 2009.

Transcend will purchase the TRS assets to capitalize on the potential for the acquired business to grow and leverage Transcend’s fixed overhead costs across a larger revenue base. Under the terms of the asset purchase agreement, Transcend will pay up to $7,500,000 to acquire substantially all of the net domestic medical transcription assets of TRS, consisting of $4,000,000 payable at closing using cash on hand, a promissory note for $500,000, and a contingent payment of up to $3,000,000. None of TRS’s debt will be assumed. The promissory note is payable within thirty days after TRS provides to Transcend financial statements as defined in the asset purchase agreement plus or minus a final working capital adjustment, which will be based on a working capital threshold of $629,000. The contingent payment of $3,000,000 will be paid out at five times the amount that fourth quarter 2009 revenue exceeds $1,500,000 and one-half the amount of backlog at December 31, 2009, subject to a combined cap of $3,000,000. The contingent payment calculation will be based on definitions of revenue and backlog included within the asset purchase agreement and will be paid during 2010. Transcend currently expects the transaction to have no impact on its internal earnings per share projections in the second quarter of 2009 and to be slightly accretive to those projections for the remainder of 2009.

Transcend expects to allocate the purchase price between goodwill, customer relationships, covenants not to compete, property and equipment and working capital. All goodwill and intangible asset amortization related to the acquisition of the TRS assets is expected to be deductible for income tax purposes. Transcend will include the results of TRS operations in its financial statements from the close date forward.

Item 7.01.	Regulation FD Disclosure

A copy of the press release dated March 27, 2009 announcing the acquisition of TRS is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description
2.0	Asset Purchase Agreement by and among Transcend Services, Inc., Transcription Relief Services, LLC and R. Harvey, Inc. dated March 26, 2009.

99.1	Press release of Transcend Services, Inc. dated March 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: March 27, 2009	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)